Exhibit 10.2

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

BY AND BETWEEN

GEOGLOBAL RESOURCES INC.

AND

THE ISRAEL LAND DEVELOPMENT COMPANY – ENERGY LTD.

DATED AS OF NOVEMBER 21, 2011

i

EXHIBIT A                                Form of Warrant
EXHIBIT B                                Form of Opinion of U.S. Legal Counsel

ii

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

THIS SECURITIES PURCHASE AND EXCHANGE AGREEMENT, dated as of November 21, 2011 (this “Agreement”), is made by and between GeoGlobal Resources Inc., a Delaware corporation (the “Company”), and The Israel Land Development Company – Energy Ltd., a company incorporated in Israel (“ILDE”).

W I T N E S S E T H:

WHEREAS, the board of directors of the Company (the “Company Board”) (upon the unanimous recommendation of a special committee consisting solely of directors of the Company determined by the Company Board to be “independent” pursuant to the rules of the NYSE Amex (the “Special Committee”)), has approved the consummation of the transactions provided for in this Agreement, including (a) the issuance by the Company to ILDE of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and a warrant to purchase shares of Company Common Stock in the form attached as Exhibit A hereto (the “Warrant”), in exchange for the issuance by ILDE to the Company of ordinary shares, nominal value NIS0.01 per share, of ILDE (the “ILDE Ordinary Shares”), upon the terms and subject to the conditions of this Agreement (the “Share Exchange”) and (b) the granting to ILDE of the right to purchase Units (as defined below) from the Company (together with the Share Exchange, the “Transaction”), in each case as more fully described in this Agreement;

WHEREAS, the Company Board (acting upon the unanimous recommendation of the Special Committee) has (a) determined that this Agreement and the Transaction are advisable and in the best interest of the Company and its stockholders, (b) declared it to be advisable for the Company to enter into this Agreement and to consummate the Transaction, (c) duly approved this Agreement and the Transaction, which approval has not been rescinded or modified, and (d) determined to recommend to its stockholders the approval of, and submit to its stockholders for consideration in accordance with this Agreement, the issuance of shares of Company Common Stock and Warrants in the Transaction;

WHEREAS, the board of directors of ILDE has duly approved this Agreement and the Transaction, which approval has not been rescinded or modified; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto are executing and delivering the Registration Rights Agreement (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE TRANSACTION

Section 1.1 Issuance of Company Common Stock and Warrants

       Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to ILDE, and ILDE shall subscribe for and purchase from the Company, 32,740,479 shares of Company Common Stock (the “Closing Common Shares”) and a Warrant to purchase 16,466,639 shares of Company Common Stock (the “Closing Warrant”).

Section 1.2 Issuance of ILDE Ordinary Shares

Subject to the terms and conditions set forth herein, at the Closing and as consideration for the issuance of the Closing Common Shares and the Closing Warrant by the Company pursuant to Section 1.1, ILDE shall issue and sell to the Company, and the Company shall subscribe for and purchase from ILDE, 28,402,262  ILDE Ordinary Shares which reflect (a)(i)(x) the number of Closing Common Shares multiplied by (y) the Company Common Stock VWAP multiplied by (ii) the Conversion Rate divided by (b) the ILDE Ordinary Share VWAP.  The Company Common Stock VWAP and the ILDE Ordinary Share VWAP shall be adjusted (as mutually agreed by the Company and ILDE) to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for Company Common Stock or ILDE Ordinary Shares, as applicable), reorganization, recapitalization, reclassification or other similar change with respect to the Company Common Stock or the ILDE Ordinary Shares, having a record date on or after the date of this Agreement and prior to the Closing (as defined below).  In addition, in the event that, between the date of this Agreement and the Closing Date (as defined below), the Company issues (i) shares of Company Common Stock at a sale price below the Company Common Stock VWAP or (ii) securities exchangeable or exercisable for or convertible into Company Common Stock at a conversion price that is less than the Company Common Stock VWAP, the Company Common Stock VWAP shall be adjusted to equal the lowest of the sale or conversion price applicable to such issuances.

Section 1.3 Closing of Share Exchange

The closing of the Share Exchange contemplated by Sections 1.1 and 1.2 (the “Closing”) shall take place at 10:00 a.m., New York time, on a date to be specified by the parties hereto (which shall be a  business day in both New York and Israel), which shall be no later than the tenth Business Day after receipt of the Company Stockholder Approval (as defined below) by exchange of documents via fax and electronic delivery, unless another time, date, place or method is agreed to in writing by the parties hereto.  The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 1.4 Transactions to be Effected at the Closing

At the Closing:

(a) the Company shall:

(i) (A) issue to ILDE a stock certificate representing the Closing Common Shares, and (B) instruct its designated transfer agent to update the stock ledger of the Company to reflect the issuance described in clause (A) above;

(ii) deliver to ILDE the Closing Warrant, duly executed by the Company; and

(iii) deliver to ILDE each of the documents, certificates and items required to be delivered by the Company pursuant to Section 5.3.

(b) ILDE shall:

(i) (A) issue to the Company, by depositing into a securities account in Israel designated by the Company (the details of which shall be provided by the Company to ILDE in writing prior to the Closing Date), ILDE Ordinary Shares issued pursuant to Section 1.2;

(ii) deliver to the Company each of the documents, certificates and items required to be delivered by ILDE pursuant to Section 5.2; and

(iii) furnish the Company with copies of the registration documents of the ILDE Ordinary Shares issued pursuant to Section 1.2 as sent to the Bank Leumi Le-Israel Nominee Company Ltd.

Section 1.5 Right to Purchase Units

Following receipt of the Company Stockholder Approval, ILDE shall have the right, exercisable in whole or in part from time to time through July 31, 2012, to subscribe for and purchase from the Company up to 16,466,639 units (the “Units”), with each Unit consisting of (i) one share of Company Common Stock and (ii) a Warrant (in the form of Exhibit A attached hereto) to purchase one share of Company Common Stock.  The purchase price per Unit shall be $0.24 (the “Per Unit Purchase Price”) payable by ILDE to the Company in cash.  In order to exercise its rights pursuant to this Section 1.5, ILDE shall deliver written notice to the Company specifying the number of Units that ILDE desires to purchase from the Company.  Following the Company’s receipt of such notice, the parties shall proceed to close the sale and purchase of the Units specified therein as promptly as practicable following the date thereof.  Subject to Section 4.9(a), the anti-dilution adjustments generally applicable to the Warrants shall apply to the Per Unit Purchase Price in connection with any offering and sale of securities by the Company that is consummated on or prior to July 31, 2012.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Reports filed prior to the close of business on November 14, 2011 (the “Measurement Date”), the Company hereby represents and warrants to ILDE as follows:

Section 2.1 Due Organization, Good Standing and Corporate Power

The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted.  Each of the Company’s Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing or has equivalent status under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing or has equivalent status in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing or to have equivalent status would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.2 Authorization and Validity of Agreement

The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Warrants and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.  This Agreement and the Registration Rights Agreement have been, and the Warrants when executed and delivered will be, duly executed and delivered by the Company and each is, or will be when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 2.3 Consents and Approvals; No Violations

Assuming that the Company Stockholder Approval is received, the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the Transaction, do not and will not (i) violate or conflict with the Organizational Documents of the Company or any of its Subsidiaries, (ii) violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity, except for (A) the Proxy Statement, (B) any Other Filing, (C) any other filing, Permit, consent, approval or notice provided for in the Registration Rights Agreement, (D) filings required by ILDE as a stockholder of the Company and (E) any required approval of or notice to the NYSE Amex, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Liens which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.4 Capitalization of the Company

(a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value per share (the “Company Preferred Stock”).  As of the Measurement Date, there were 82,746,933 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding.  As of the Measurement Date, no shares of Company Common Stock were reserved for issuance except for 8,897,647 shares of Company Common Stock that were reserved for issuance upon the exercise of outstanding options and warrants (the “Company Options or Warrants”).  Between the Measurement Date and the date hereof, the Company has not issued any shares of Company Common Stock (other than pursuant to (x) the exercise of Company Options or Warrants outstanding as of the Measurement Date and (y) the Existing Stock Purchase Agreement) or awarded any Company Options or Warrants.  All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.  As of the date hereof, except as set forth above and except for shares of Company Common Stock issuable pursuant to the Company Options or Warrants outstanding as of the Measurement Date, there are no outstanding or authorized options, warrants, rights, calls, commitments, preemptive rights, subscriptions, claims of any character, convertible or exchangeable securities, or other Contracts, contingent or otherwise, relating to the Company Common Stock or any capital stock or capital stock equivalent or other nominal interest in the Company or any of its Subsidiaries (collectively, “Company Equity Interests”) pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue or sell shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any Company Equity Interests.  There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding securities of the Company or any Company Equity Interests.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Company stockholders may vote are issued or outstanding as of the date hereof.

(b) When issued in accordance with the terms of this Agreement, the shares of Company Common Stock to be issued to ILDE pursuant to Sections 1.1 and 1.5 will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens (other than as imposed by federal or state securities Laws).

Section 2.5 Absence of Certain Events

Except as required or expressly permitted by this Agreement or as reflected in the Company Financial Statements filed on or prior to the Measurement Date, there has not occurred any event, occurrence or condition which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.6 Company SEC Reports; Company Financial Statements

(a) Each of the Company and its Subsidiaries has timely filed with the SEC all registration statements, prospectuses, reports, schedules, forms, proxy statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed by the Company (the “Company SEC Reports”).  The Company SEC Reports (i) were prepared and will be prepared (when filed after the date of this Agreement) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Company SEC Report filed with the SEC prior to the date of this Agreement.  No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act by Law or Contract.

(b) Each of the consolidated financial statements of the Company (including, in each case, any notes thereto) contained in the Company SEC Reports (the “Company Financial Statements”) was prepared and will be prepared (when filed after the date of this Agreement) in accordance with GAAP (except as may be indicated in the notes thereto) and presented fairly and will present fairly (when filed after the date of this Agreement) in all material respects the consolidated financial position and consolidated results of operations of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of unaudited statements, to normal year end audit adjustments in amounts that are immaterial in nature and amounts consistent with past experience.

Section 2.7 No Undisclosed Liabilities

As of the date of this Agreement, there are no liabilities of the Company or any of its Subsidiaries which are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than:

(a) liabilities reflected or reserved against in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2010 (the “Balance Sheet Date”) or as otherwise disclosed in the Company SEC Reports;

(b) liabilities incurred since the Balance Sheet Date in the ordinary course of business; and

(c) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.8 Compliance with Law

Except as disclosed in the Company SEC Reports or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries is in default or violation of any Law applicable to the Company or such Subsidiary or by which any of the assets of the Company or any such Subsidiary is bound.

Section 2.9 Litigation

Other than Actions disclosed in the Company SEC Reports, as of the date of this Agreement, there are no Actions pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  Other than Orders disclosed in the Company SEC Reports, as of the date of this Agreement, there are no Orders outstanding against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.10 Broker’s or Finder’s Fee

Except for Rodman & Renshaw, LLC which fees shall be paid solely by the Company, no Person acting on behalf of the Company or any of its Subsidiaries is, or will be, entitled to any investment banking, broker’s, finder’s or similar fee for which the Company, ILDE or any of their respective Affiliates after the Closing could have any liabilities in connection with this Agreement or the Transaction.

Section 2.11 Ownership and Transferability of ILDE Ordinary Shares

(a) As of the date of this Agreement, the Company does not hold any ILDE Ordinary Shares and is not a party to any agreement with any other shareholder of ILDE regarding the purchase or sale of ILDE Ordinary Shares and/or voting rights in ILDE.

(b) The Company is aware that the ILDE Ordinary Shares to be issued pursuant to this Agreement shall be subject to the lock-up restrictions imposed by the Israeli Securities Law and Regulations.

Section 2.12 Sophisticated Investor; Acquisition for Own Account

(a) The Company has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and has the ability to bear the economic risks of the investment in ILDE Ordinary Shares contemplated by this Agreement.

(b) The ILDE Ordinary Shares to be issued to the Company under  this Agreement are being acquired for the Company’s own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Israeli Securities Law and Regulations applicable thereto, without prejudice, however, to the rights of the Company at all times to sell or otherwise dispose of all or any part of such securities in a transaction that does not violate such Laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ILDE

ILDE hereby represents and warrants to the Company as follows:

Section 3.1 Due Organization, Good Standing and Power

ILDE is duly organized, validly existing and in good standing under the Laws of Israel and has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.  Each of ILDE’s Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing or has equivalent status under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.  Each of ILDE and its Subsidiaries is duly qualified or licensed to do business and is in good standing or has equivalent status in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing or to have equivalent status would not, individually or in the aggregate, reasonably be expected to have an ILDE Material Adverse Effect.

Section 3.2 Authorization and Validity of Agreement

ILDE has the requisite power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.  This Agreement and the Registration Rights Agreement have been duly executed and delivered by ILDE and are valid and binding obligations of ILDE enforceable against ILDE in accordance with their respective terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.3 Consents and Approvals; No Violations

The execution and delivery of this Agreement and the Registration Rights Agreement by ILDE and the consummation by ILDE of the Transaction, do not and will not (i) violate or conflict with the Organizational Documents of ILDE or any of its Subsidiaries, (ii) violate or conflict with any Law applicable to ILDE or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (iii) other than a private placement report to be filed by ILDE and an approval by the TASE of the registration of the ILDE Ordinary Shares to be issued to the Company pursuant to this Agreement (the “TASE Approval”) require any filing with, or consent or approval of, or the giving of any notice to, any Governmental Entity, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien upon any of the properties or assets of ILDE or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which ILDE or any of its Subsidiaries is a party, or by which ILDE or any of its Subsidiaries may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Liens which would not, individually or in the aggregate, reasonably be expected to have an ILDE Material Adverse Effect.

Section 3.4 Capitalization of ILDE

The authorized capital stock of ILDE consists of 10,000,000,000 ILDE Ordinary Shares.  As of the Measurement Date, there were 840,231,077 ILDE Ordinary Shares issued and outstanding, and no other shares of capital stock of ILDE were outstanding.  As of the Measurement Date, no ILDE Ordinary Shares were reserved for issuance except for 115,373,612 ILDE Ordinary Shares that were reserved for issuance upon the exercise of outstanding options, warrants and convertible loans (the “ILDE Convertibles”).  Between the Measurement Date and the date hereof, ILDE has not issued any ILDE Ordinary Shares  or awarded any ILDE Convertibles.  All issued and outstanding ILDE Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable.  As of the date hereof, except as set forth above and except for ILDE Ordinary Shares issuable pursuant to the ILDE Convertibles outstanding as of the Measurement Date, there are no outstanding or authorized options, warrants, rights, calls, commitments, preemptive rights, subscriptions, claims of any character, convertible or exchangeable securities, or other Contracts, contingent or otherwise, relating to the ILDE Ordinary Shares or any capital stock or capital stock equivalent or other nominal interest in ILDE or any of its Subsidiaries (collectively, “ILDE Equity Interests”) pursuant to which ILDE or any of its Subsidiaries is or may become obligated to issue or sell shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any ILDE Equity Interests.  There are no outstanding obligations of ILDE to repurchase, redeem or otherwise acquire any outstanding securities of ILDE or any ILDE Equity Interests.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which ILDE shareholders may vote are issued or outstanding as of the date hereof. Notwithstanding the above, ILDE is currently in the process of a public offering and a private placement (or a combination of both) by which it intends to offer up to 50,000,000 – 60,000,000 ILDE Ordinary Shares together with 50,000,000 – 60,000,000 warrants to purchase ILDE Ordinary Shares.

Section 3.5 Absence of Certain Events

Except as required or expressly permitted by this Agreement or as reflected in the ILDE Financial Statements filed on or prior to the Measurement Date, there has not occurred any event, occurrence or condition which would, individually or in the aggregate, reasonably be expected to have an ILDE Material Adverse Effect.

Section 3.6 ILDE ISA Reports; ILDE Financial Statements

(a) ILDE has timely filed with the ISA all prospectuses, reports, forms, and other documents required to be filed by ILDE (the “ILDE ISA Reports”).  The ILDE ISA Reports (i) were prepared and will be prepared (when filed after the date of this Agreement) in all material respects in accordance with the requirements of the Israeli Securities Law and Regulations and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent ILDE ISA Report filed with the ISA prior to the date of this Agreement.  No Subsidiary of ILDE is subject to the periodic reporting requirements of the Israeli Securities Law and Regulations by Law or Contract.

(b) Each of the consolidated financial statements of ILDE (including, in each case, any notes thereto) contained in the ILDE ISA Reports (the “ILDE Financial Statements”) was prepared and will be prepared (when filed after the date of this Agreement) in accordance with the IFRS (except as may be indicated in the notes thereto) and presented fairly and will present fairly (when filed after the date of this Agreement) in all material respects the consolidated financial position and consolidated results of operations of ILDE and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of unaudited statements, to normal year end audit adjustments in amounts that are immaterial in nature and amounts consistent with past experience.

Section 3.7 Absence of Certain Changes

Except as required or expressly permitted by this Agreement or as reflected in the ILDE Financial Statements, there has not occurred any event, occurrence or condition which would, individually or in the aggregate, reasonably be expected to have an ILDE Material Adverse Effect.

Section 3.8 No Undisclosed Liabilities

As of the date of this Agreement, there are no liabilities of ILDE or any of its Subsidiaries which are required to be recorded or reflected on a balance sheet prepared in accordance with the IFRS, other than:

(a) liabilities reflected or reserved against in the consolidated balance sheet of ILDE and its consolidated Subsidiaries as of the Balance Sheet Date or as otherwise disclosed in the ILDE ISA Reports;

(b) liabilities incurred since the Balance Sheet Date in the ordinary course of business; and

(c) liabilities that would not, individually or in the aggregate, reasonably be expected to have an ILDE Material Adverse Effect.

Section 3.9 Compliance with Law

Except as disclosed in the ILDE ISA Reports or as would not, individually or in the aggregate, reasonably be expected to have an ILDE Material Adverse Effect, none of ILDE or any of its Subsidiaries is in default or violation of any Law applicable to ILDE or such Subsidiary or by which any of the assets of ILDE or any such Subsidiary is bound.

Section 3.10 Litigation

Other than Actions disclosed in the ILDE ISA Reports, as of the date of this Agreement, there are no Actions pending or, to the knowledge of ILDE, threatened against ILDE or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have an ILDE Material Adverse Effect.  Other than Orders disclosed in the ILDE ISA Reports, as of the date of this Agreement, there are no Orders outstanding against ILDE or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have an ILDE Material Adverse Effect.

Section 3.11 Accredited Investor; Acquisition for Own Account

(a) Accredited Investor.  ILDE has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, has the ability to bear the economic risks of the investment contemplated by this Agreement and is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b) Acquisition for Own Account.  The shares of Company Common Stock and Warrants contemplated by this Agreement are being acquired for ILDE’s own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities Laws of the United States and any state of the United States, without prejudice, however, to the rights of ILDE at all times to sell or otherwise dispose of all or any part of such securities in a transaction that does not violate the Securities Act, under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act, and in compliance with other applicable state and federal securities Laws.

Section 3.12 Broker’s or Finder’s Fee

No Person acting on behalf of ILDE or any of its Subsidiaries is, or will be, entitled to any investment banking, broker’s, finder’s or similar fee for which ILDE, the Company or any of their respective Affiliates after the Closing could have any liabilities in connection with this Agreement or the Transaction.

ARTICLE IV

COVENANTS

Section 4.1 Conduct of the Company’s Business

The Company agrees that, during the period from the date of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to its terms, except as (a) otherwise expressly permitted or required under or by this Agreement, (b) consented to by ILDE in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or (c) required by any Law, the Company shall, to the extent reasonably practicable, conduct its business in the ordinary course in substantially the same manner as conducted as of the date of this Agreement, preserve its business organization intact in all material respects, maintain its capital structure (including as to its issued and outstanding share capital) in all material respects and use commercially reasonable efforts to keep available the services of its Chief Executive Officer, Chief Financial Officer and auditors.  Notwithstanding the foregoing, from the date of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to its terms, the Company shall not, without the prior written consent of ILDE (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) increase the number of the Company’s directors to more than five (5) directors;

(b) declare or pay any dividend or other distribution of cash, shares or other assets, other than the distribution of bonus shares to all stockholders of the Company, on a pro-rata basis;

(c) effect any transaction with any of its Affiliates (including a transaction with any significant stockholder of the Company, or in which such stockholder is an interested party) other than in the ordinary course of business;

(d) make any loans or advances to employees of the Company, other than travel advances not in excess of $10,000;

(e) create any mortgage, pledge or other security interest on any of the Company’s assets other than in the ordinary course of business;

(f) sell any of the Company’s assets located in Israel or Colombia or any other material asset (provided that the foregoing shall not apply to sales of the Company’s assets located in India or interests therein pursuant to an agreement or letter of intent in effect as of the date hereof);

(g) acquire any entity or business;

(h) incur or assume any Indebtedness in excess of $1,000,000 (whether in a single transaction or a series of related transactions);

(i) grant any material increase in the compensation payable or to become payable by the Company to any of its officers or directors; or

(j) issue any securities to any of the Company’s officers or directors (other than any stock-based compensation required to be issued pursuant to preexisting arrangements previously disclosed in the Company SEC Reports).

Section 4.2 Stockholders’ Meeting

The Company, acting through the Company Board, shall, in accordance with applicable Law and the Company’s Organizational Documents, (a) duly call, give notice of, convene and hold a special meeting of its stockholders (using commercially reasonable efforts ensure that such meeting is held within ninety (90) days following the date of this Agreement) for the purpose of considering, taking action on, and voting on the issuance of shares of Company Common Stock and Warrants pursuant to this Agreement (the “Stockholders’ Meeting”), and (b) subject to Section 4.7(d), include in the Proxy Statement the recommendation of the Company Board that the stockholders of the Company approve the issuance of the shares of Company Common Stock and Warrants, and the grant of the right to purchase Units, pursuant to this Agreement in accordance with applicable Law, the Company’s Organizational Documents and Section 713 of the NYSE Amex Rules (such approval by the Company’s stockholders, the “Company Stockholder Approval”).

Section 4.3 Proxy Statement; Other SEC Filings

As promptly as practicable after the date of this Agreement, the Company shall file a preliminary Proxy Statement with the SEC under the Exchange Act and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC.  ILDE and the Company shall cooperate with each other in the preparation of the Proxy Statement and any Other Filings, and the Company shall promptly notify ILDE of the receipt of any comments of the SEC with respect to the Proxy Statement or any Other Filings and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to ILDE copies of all correspondence between the Company and the SEC.  The Company shall give ILDE the opportunity to review the Proxy Statement, all amendments thereto, and any

Other Filings for a reasonable time prior to their being filed with the SEC.  The Company shall use its commercially reasonable efforts, and ILDE shall reasonably cooperate therewith, after consultation with the other party, to respond promptly to all comments and requests for additional information received from the SEC, and the Company shall cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Company Common Stock entitled to vote at the Stockholders’ Meeting at the earliest practicable time.

Section 4.4 Confidentiality

Each party hereto agrees that it shall not, and shall cause its Affiliates and representatives not to, without the prior written consent of the other party, disclose or issue or cause the publication of any press release or other public statement or any written communications to investors, employees and vendors with respect to this Agreement or the Transaction, the terms hereof or any confidential or proprietary information received from the other party in connection with the Transaction; provided, however, that nothing herein shall prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure (a) is required (i) by applicable Law, (ii) by the rules of any applicable national securities exchange or (iii) to comply with the disclosure requirements of the SEC, in which case the party making such determination will use its commercially reasonable efforts to allow the other party hereto reasonable time to comment on such release or announcement in advance of its issuance or (b) contains only information that has already been included in a prior public statement made in accordance with this Section 4.4 and such party has provided the other party hereto with advance notice of such press release or public announcement.

Section 4.5 Commercially Reasonable Efforts

Each party hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction.  In furtherance and not in limitation of the foregoing, and with due allocation to those matters that are the duty of a specific party hereto, the Company and ILDE shall as promptly as practicable after the date of this Agreement (i) use their respective commercially reasonable efforts to obtain all necessary actions, waivers, consents, licenses, permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings (including filings with Governmental Entities, if any), (ii) execute, deliver and perform any such additional instruments reasonably necessary to consummate the Transaction and to fully carry out the purposes of this Agreement and (iii) use their respective commercially reasonable efforts to provide all such information concerning such party, its Subsidiaries, its Affiliates and its and its Subsidiaries’ and Affiliates’ officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in this Section 4.5; provided, however, that, notwithstanding the foregoing, in no event shall any party hereto be required to commence or threaten to commence litigation against any Person in connection with the transactions contemplated by this Agreement.

Section 4.6 Fees and Expenses

Except as otherwise set forth in this Agreement or the Registration Rights Agreement, all fees and expenses incurred in connection with this Agreement and the Transaction shall be paid by the party incurring such fees or expenses.

Section 4.7 No Solicitation of Transactions

(a) From the date hereof until the earlier of (i) May 31, 2012 and (ii) the Closing, the Company shall not, directly or indirectly, contact, initiate, solicit, enter into or conduct any discussions or negotiations, or enter into any Contract, with any Person with respect to the direct or indirect sale of all or any portion of its assets out of the ordinary course of business, or a merger or consolidation of the Company with any other Person; provided, however, that nothing contained in this Agreement shall prohibit or otherwise restrict the Company from initiating, soliciting, entering into or conducting any discussions or negotiations, or entering into any Contract, with respect to the sale or other disposition of any of the Company’s assets located in India.

(b) The Company shall, as promptly as practicable, advise ILDE of its receipt of any Acquisition Proposal and of the material terms of any proposal or inquiry, including the identity of the Person making the same, that it may receive in respect of such Acquisition Proposal, and shall keep ILDE informed on a reasonably prompt basis with respect to any material developments with respect to the foregoing.

(c) Notwithstanding the restrictions set forth in Section 4.7(a), if the Company receives an Acquisition Proposal which was not solicited in violation of Section 4.7(a) and which constitutes a Superior Proposal, then the Company shall promptly provide ILDE written notice that complies with Section 4.7(b).  Following receipt of such notice by ILDE, the Company may (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions with respect to such Superior Proposal; provided, that the Company Board determines in good faith that failure to participate in such discussions or negotiations, furnish such information or take such other actions would constitute a breach of the Company Board’s fiduciary duties under applicable Law.

(d) Neither the Company Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to ILDE, the approval or recommendation by the Company Board or such committee of the issuance of the shares of Company Common Stock and Warrants and the grant of the right to purchase Units pursuant to this Agreement and the matters to be considered at the Stockholders’ Meeting (any such action, an “Adverse Recommendation Change”); provided, however, that nothing contained in this Agreement shall prohibit the Company or the Company Board from (x) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act if the Company Board determines, in good faith, that it would otherwise constitute a breach of its fiduciary duties to its stockholders under applicable Law to not take and disclose such position, (y) in the event that a Superior Proposal is made and the Company Board determines in good faith that it would otherwise constitute a breach of its fiduciary duties to the Company’s stockholders under applicable Law, making an Adverse Recommendation Change or (z) otherwise making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, the failure to do so would reasonably be expected to violate its fiduciary duties under applicable Law or such disclosure is required under applicable Law.

Section 4.8 Standstill

ILDE agrees that, from and after the date of this Agreement until the Closing, ILDE shall not, and shall cause its Affiliates not to, directly or indirectly:

(a) except for Company Equity Interests received (i) by way of stock splits, stock dividends, reclassifications, recapitalizations or other distributions by the Company in respect of the shares of Company Common Stock issued pursuant to this Agreement, (ii) pursuant to the exercise of the Warrants, or (iii) pursuant to Section 4.9, (x) acquire (directly or indirectly, by purchase or otherwise) any Company Equity Interests or (y) authorize, make or commence a tender offer, exchange offer or other offer or proposal (whether written or oral) to acquire (directly or indirectly, by purchase or otherwise) Company Equity Interests;

(b) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person (other than (x) ILDE or its Affiliates, (y) in accordance with and consistent with the recommendation of the Company Board, or (z) solely in favor of the Transaction) with respect to the voting of any Company Equity Interests;

(c) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) for the purpose of voting, acquiring, holding or disposing of any Company Equity Interests;

(d) submit to the Company Board a written proposal for or offer of (with or without conditions), any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any of its Subsidiaries or any of their securities or assets, or make any public announcement with respect to such proposal or offer;

(e) request the Company to amend or waive any provision of this Section 4.8; or

(f) enter into any arrangement with any third party concerning any of the foregoing.

Section 4.9 Participation Rights

(a) From and after the date of this Agreement until May 1, 2012, the Company shall not issue any equity, debt or convertible securities of the Company (any such securities, “Participation Securities”) to any Person unless the Company offers ILDE the right (the “Securities Participation Right”) to purchase in the aggregate up to fifty percent (50%) of the total issuance by the Company, at the same price per security (payable in cash) and otherwise upon the same terms and conditions as those offered to such Person in accordance with the procedures set forth in this Section 4.9; provided, however, that, following compliance with the foregoing, in the event that the Company proposes to offer and sell Participation Securities for aggregate consideration of up to $6,000,000 and such offer and sale is consummated prior to May 1, 2012, the anti-dilution adjustments generally applicable to the Warrants or the Units shall not apply with respect to such offer and sale.  From and after May 1, 2012, and provided that ILDE holds at least ten percent (10%) of the issued and outstanding shares of Company Common Stock, the Securities Participation Right shall  provide that ILDE be entitled to subscribe for and purchase a pro rata share (based on the percentage of the issued and outstanding shares of Company Common Stock then owned by ILDE) of the total issuance by the Company, at the same price per security (payable in cash) and otherwise upon the same terms and conditions as those offered to such Person in accordance with the procedures set forth in this Section 4.9; provided, that the anti-dilution adjustments generally applicable to the Warrants and the Units shall apply with respect to such sale.

(b) Notwithstanding Section 4.9(a), the Securities Participation Right shall not apply to (i) an issuance of equity or equity linked securities pursuant to any director, officer or employee compensation arrangements approved by the Company Board, (ii) an issuance of equity to a seller, or in the case of a merger, the stockholders of the target company or the employees or officers thereof, in connection with a bona fide merger, business combination transaction or acquisition of stock or assets outside of the ordinary course, (iii) a conversion of shares of one class of capital stock of the Company into shares of another class of capital stock of the Company in accordance with the terms of such securities, or (iv) a stock split or other subdivision or combination, or a stock dividend made to all holders of any Company Equity Interests on a pro rata basis.

(c) In the event that the Company proposes to issue Participation Securities, the Company shall provide ILDE with written notice thereof (the “Securities Participation Rights Notice”) stating the amount of such Participation Securities to be offered, a brief description of the terms of such Participation Securities, the price and terms on which the Company proposes to offer such Participation Securities (including a description of any non-cash consideration sufficiently detailed to permit a valuation thereof) and a reference to the Securities Participation Right hereunder.  Within ten (10) Business Days after the delivery of the Securities Participation Rights Notice, ILDE may elect by written notice to the Company (the “Securities Participation Exercise Notice”) to purchase such Participation Securities at the price and on the terms specified in the Securities Participation Rights Notice (or, if such price includes non-cash consideration, an amount of cash equal to the fair market value of such non-cash consideration), up to the portion of such offering that ILDE is entitled to purchase pursuant to Section 4.9(a).  A Securities Participation Exercise Notice shall constitute a binding agreement of ILDE to purchase the amount of Participation Securities specified therein at the price and on the other terms set forth in the Securities Participation Rights Notice.  Assuming delivery of the Securities Participation Rights Notice in accordance with this Agreement, the failure of ILDE to respond within such ten (10) Business Day period shall be deemed a waiver of ILDE’s rights under this Section 4.9 with respect to the offering described in the applicable Securities Participation Rights Notice.  Notwithstanding anything to the contrary herein, at any time prior to the issuance of Participation Securities (whether or not a Securities Participation Exercise Notice shall have been delivered), the Company may elect (in its sole discretion)

not to issue such Participation Securities and rescind, in such event, the applicable Securities Participation Rights Notice without liability to any Person hereunder.  The closing of the purchase of Participation Securities by ILDE shall occur as promptly as reasonably practicable following delivery of the related Securities Participation Exercise Notice to the Company and shall be subject to the receipt of any necessary regulatory approvals, the expiration of any required waiting periods and applicable Law.

Section 4.10 Company Board Representation

Upon receiving the Company Stockholder Approval, the Company shall cause one director then serving on the Company Board to resign from the Company Board and the Company, acting through the Company Board, shall appoint one individual selected by ILDE to fill the vacancy created thereby until the subsequent annual meeting of the stockholders of the Company.  Thereafter, for so long as ILDE and its Affiliates hold at least 18.75% of the issued and outstanding shares of Company Common Stock, the Company shall take such action as is necessary to nominate two individuals selected by ILDE to serve on the Company Board (which two individuals, for the avoidance of doubt, shall be inclusive of any individual that ILDE is entitled to nominate to serve on the Company Board pursuant to the Existing Stock Purchase Agreement).

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1 Conditions to Each Party’s Obligation to Effect the Transaction

       The respective obligations of each party to effect the Transaction is subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Closing of the following conditions:

(a) Company Stockholder Approval.  The Company Stockholder Approval shall have been received.

(b) TASE Approval. The TASE Approval shall have been received.

(c) No Injunctions or Restraints.  No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Transaction illegal or otherwise restricting, preventing or prohibiting consummation of the Transaction.

(d) No Actions.  No Action shall be pending or threatened before any Governmental Entity wherein an unfavorable Order would reasonably be expected to (i) prevent consummation of the Transaction or any part thereof, (ii) cause the Transaction or any part thereof to be rescinded following consummation thereof, or (iii) cause or require the payment by the Company (including as the result of the acceleration, or other obligation to repay prior to scheduled maturity, of any Indebtedness) of any damages, fines or other penalties or awards that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 5.2 Additional Conditions to Obligations of the Company

The obligations of the Company to effect the Transaction are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties.  The representations and warranties of ILDE set forth in Article III shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date as though made on the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of some other date will be determined as of such date.

(b) Performance of Obligations of ILDE.  ILDE shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) No ILDE Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any event, change, effect or circumstance that has had, or is reasonably likely to have, an ILDE Material Adverse Effect.

(d) Officer’s Certificate.  The Company shall have received an officer’s certificate duly executed by an authorized officer of ILDE to the effect that the conditions set forth in Sections 5.2(a), (b) and (c) have been satisfied.

Section 5.3 Additional Conditions to Obligations of ILDE

The obligations of ILDE to effect the Transaction are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company set forth in Article II shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date as though made on the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of some other date will be determined as of such date.

(b) Performance of Obligations of the Company.  The Company shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) No Company Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any event, change, effect or circumstance that has had, or is reasonably likely to have, a Company Material Adverse Effect.

(d) Officer’s Certificate.  ILDE shall have received an officer’s certificate duly executed by an authorized officer of the Company to the effect that the conditions set forth in Sections 5.3(a), (b) and (c) have been satisfied.

(e) Opinion of Counsel.  The Company shall have delivered or caused to be delivered to ILDE a legal opinion of the Company’s U.S. legal counsel, in form reasonably satisfactory to ILDE, as to those matters set forth on Exhibit B attached hereto.

ARTICLE VI

TERMINATION

Section 6.1 Termination

This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing by:

(a) mutual written agreement of the Company and ILDE;

(b) written notice of either the Company or ILDE to the other party if:

(i) the Company Stockholder Approval shall have not been received by February 12, 2012; provided, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to a party whose breach of this Agreement caused the failure of the Company Stockholder Approval to have been received by such date; or

(ii) a Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which Order or other action is final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 6.1(b)(ii) shall not be available to a party which has not complied with its obligations under Section 4.5;

(c) written notice of the Company to ILDE upon (A) the occurrence of an event that would cause the condition in Section 5.2(c) not to be satisfied or (B) a breach or violation of any representation, warranty, covenant or agreement on the part of ILDE set forth in this Agreement, which, in the case of this clause (B), such breach or violation would result in the failure to satisfy the condition set forth in Section 5.2(a) or Section 5.2(b) and shall be incapable of being cured by the Closing, or such breach or violation is not cured within fifteen (15) days following receipt of written notice by ILDE of such breach or violation (or such longer period during which ILDE uses its reasonable best efforts to cure);

(d) written notice of ILDE to the Company upon (i) the occurrence of an event that would cause the condition in Section 5.3(c) not to be satisfied or (ii) a breach or violation of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which, in the case of this clause (ii), such breach or violation would result in the failure to satisfy the condition set forth in Section 5.3(a) or Section 5.3(b) and shall be incapable of being cured by the Closing, or such breach or violation is not cured within fifteen (15) days following receipt of written notice by the

Company of such breach or violation (or such longer period during which the Company uses its reasonable best efforts to cure); or

(e) written notice of ILDE to the Company if the Company Board or any committee thereof shall have made an Adverse Recommendation Change.

Section 6.2 Effect of Termination

(a) In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) for the provisions of Section 4.4, Section 4.6, this Section 6.2 and Article VII, each of which shall survive termination of this Agreement and (ii) that nothing herein shall relieve any party from liability for any willful and material breach of any covenant or agreement of such party contained herein or any willful and material breach of any representation or warranty of such party contained herein.

(b) In the event that this Agreement is terminated pursuant to (i) Section 6.1(b)(i), the Company, immediately upon termination, shall pay to ILDE a fee in the amount of $2,000,000 (the “Company Stockholder Approval Failure Termination Fee”) or (ii) Section 6.1(e) and, either before such termination or within twelve (12) months after such termination the Company enters into a definitive agreement with respect to, or consummates, a transaction that constitutes a Superior Proposal, the Company shall pay to ILDE a fee in the amount of $3,000,000 (which fee shall be in addition to the Company Stockholder Approval Failure Termination Fee, if any, payable in connection therewith), which fee shall be paid immediately upon entry into such definitive agreement or consummation of such Superior Proposal, or if such definitive agreement shall have been entered into prior to termination hereof, immediately upon such termination.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Survival of Representations, Warranties and Covenants

None of the representations and warranties in this Agreement shall survive the Closing, and the covenants in this Agreement requiring performance following the Closing shall survive the Closing in accordance with their respective terms.

Section 7.2 Amendment and Modification

Subject to applicable Law, this Agreement may be amended, modified, or supplemented only by the written agreement of the parties hereto before the Closing.

Section 7.3 Waiver of Compliance

Except as otherwise provided in this Agreement, the failure by any Person to comply with any obligation, covenant, agreement or condition may be waived by the Person entitled to the benefit thereof only by a written instrument signed by the Person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  The failure of any Person to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any part of this Agreement or the right of any Person thereafter to enforce each and every such provision.  No waiver of any breach of any provisions of this Agreement will be held to be a waiver of any other or subsequent breach.

Section 7.4 Notices

All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or at such other address as a party may provide by notice to the other:

If to the Company:

GeoGlobal Resources Inc.
Suite 200, 625 - 4th Ave. S.W.
Calgary, Alberta
T2P 0K2
Fax: (403) 777-9199
Attention:  Paul Miller

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY10019-6064
Fax:  (212) 492-0078
Attention:  Andrew J. Foley, Esq.

If to ILDE:

The Israel Land Development Company – Energy Ltd.
2 Shenkar St.
Tel-Aviv, Israel
Fax: +972 (3) 796-2246
Attention: Ohad Marani, CEO

With a copy (which shall not constitute notice) to:

CBLS Law Offices
35th floor, 5 Azrieli Center, Square Tower
Tel-Aviv
Israel
Fax: +972 (3) 718-8701
Attention:  Barak Luchtenstein, Adv.

Section 7.5  Definitions

As used in this Agreement, the following terms have the respective meanings set forth below.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons which was not obtained in violation of Section 4.7(a) relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the outstanding Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 20% or more of the outstanding Company Common Stock, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement or the Existing Stock Purchase Agreement.

“Action” means any controversy, claim, action, litigation, arbitration, mediation or any other proceeding by or before any Governmental Entity, arbitrator, mediator or other Person acting in a dispute resolution capacity, or any investigation, subpoena or demand preliminary to any of the foregoing.

“Adverse Recommendation Change” has the meaning set forth in Section 4.7(d).

“Affiliate” means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.  For purposes of this Agreement, (i) the Company and its Subsidiaries shall not be considered Affiliates of ILDE or any of its Affiliates (other than the Company and its Subsidiaries) and (ii) ILDE and its Affiliates shall not be considered Affiliates of the Company or any of its Subsidiaries.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Balance Sheet Date” has the meaning set forth in Section 2.7(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

“Closing” has the meaning set forth in Section 1.3.

“Closing Common Shares” has the meaning set forth in Section 1.1.

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Warrant” has the meaning set forth in Section 1.1.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company Common Stock VWAP” means the volume weighted average price of the Company Common Stock on the NYSE Amex for the twenty-five (25) trading days ending on November 7, 2011, which the parties agree is equal to $0.23.

“Company Equity Interests” has the meaning set forth in Section 2.4(a).

“Company Financial Statements” has the meaning set forth in Section 2.6(a).

“Company Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement on a timely basis or to consummate the Transaction on a timely basis; provided, however, that in no event shall any of the following be deemed to constitute a Company Material Adverse Effect:  any event, circumstance, change or effect resulting from or relating to (i) a change in general political, economic or financial market conditions, (ii) changes affecting the industries generally in which the Company or its Subsidiaries conduct business, (iii) seasonal fluctuations in the business of the Company and its Subsidiaries, (iv) any acts of terrorism or war or (v) compliance with the terms of, or the taking of any action required by, this Agreement; except in the case of each of clauses (i), (ii), (iii) and (iv) to the extent such event, circumstance, change or effect has had a disproportionate effect on the Company and its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries conduct their business.

“Company Options or Warrants” has the meaning set forth in Section 2.4(a).

“Company Preferred Stock” has the meaning set forth in Section 2.4(a).

“Company SEC Reports” has the meaning set forth in Section 2.6(a).

“Company Stockholder Approval” has the meaning set forth in Section 4.2.

“Company Stockholder Approval Failure Termination Fee” has the meaning set forth in Section 6.2.

“Contract” means any legally binding instrument or legal obligation of any kind, whether written or oral.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as a trustee or executor, by Contract or credit arrangement or otherwise.

“Conversion Rate” means 3.6600823 NIS/$.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of November 21, 2011, by and between the Company and ILDE.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Entity” means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board, bureau, body or other governmental authority or instrumentality or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state or local.

“IFRS” means the International Financial Reporting Standards.

“ILDE” has the meaning set forth in the preamble to this Agreement.

“ILDE Convertibles” has the meaning set forth in Section 3.4.

“ILDE Equity Interests” has the meaning set forth in Section 3.4.

“ILDE Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations of ILDE and its Subsidiaries taken as a whole or (ii) the ability of ILDE to perform its  obligations under this Agreement on a timely basis or to consummate the Transaction on a timely basis; provided, however, that in no event shall any of the following be deemed to constitute an ILDE Material Adverse Effect:  any event, circumstance, change or effect resulting from or relating to (i) a change in general political, economic or financial market conditions, (ii) changes affecting the industries generally in which ILDE or its Subsidiaries conduct business, (iii) seasonal fluctuations in the business of ILDE and its Subsidiaries, (iv) any acts of terrorism or war or (v) compliance with the terms of, or the taking of any action required by, this Agreement; except in the case of each of clauses (i), (ii), (iii) and (iv) to the extent such event, circumstance, change or effect has had a disproportionate effect on ILDE and its Subsidiaries as compared to other persons in the industry in which ILDE and its Subsidiaries conduct their business.

“ILDE Ordinary Shares” has the meaning set forth in the recitals to this Agreement.

“ILDE Ordinary Share VWAP” means the volume weighted average price of the ILDE Ordinary Shares on the Tel Aviv Stock Exchange for the twenty-five (25) trading days ending on November 7, 2011, which the parties agree is equal to NIS0.9704.

“ILDE Financial Statements” has the meaning set forth in Section 3.6(b).

“ILDE ISA Reports” has the meaning set forth in Section 3.6(a).

“Indebtedness” means, with respect to any Person, without duplication, any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services (including any “earn-out” or similar payment), except trade accounts payable and other liabilities that would be reflected as current liabilities on a balance sheet prepared in accordance with GAAP arising in the ordinary course of business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any reimbursement, payment or similar obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, (g) interest rate swap agreements and (h) any binding obligation of such Person (or its Subsidiaries) to guarantee any of the types of payments described in the foregoing clauses on behalf of any other Person.

“ISA” means the Israel Securities Authority.

“Israeli Securities Law and Regulations” means the Israeli Securities Law, 1968 and its Regulations.

“Law” means any statute or law (including common law), constitution, code, ordinance, rule, treaty or regulation and any Order.

“Lien” means any lien, security interest, pledge, mortgage, deed of trust, charge, option or other encumbrance attaching to title to any tangible or intangible property or right.

“Measurement Date” has the meaning set forth in Article II.

“NYSE Amex” means the New York Stock Exchange Amex.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena, assessment, writ or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

“Organizational Documents” means, with respect to any Person, the certificate of incorporation and by-laws or similar organizational documents of such Person, as amended and currently in effect.

“Other Filings” means all filings (other than the Proxy Statement) made by, or required to be made by, the Company with the SEC in connection with the transactions contemplated by this Agreement.

“Participation Securities” has the meaning set forth in Section 4.9(a).

“Per Unit Purchase Price” has the meaning set forth in Section 1.5.

“Permit” means any permit, approval, license, authorization, certificate, right, exemption or Order from any Governmental Entity.

“Person” means any individual or legal entity, including any partnership, joint venture, corporation, trust, unincorporated organization, limited liability company or Governmental Entity.

“Proxy Statement” means the proxy statement of the Company relating to the issuance of the shares of Company Common Stock and Warrants pursuant to this Agreement (as the same may be amended or supplemented from time to time).

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Participation Exercise Notice” has the meaning set forth in Section 4.9(c).

“Securities Participation Right” has the meaning set forth in Section 4.9(a).

“Securities Participation Rights Notice” has the meaning set forth in Section 4.9(c).

“Share Exchange” has the meaning set forth in the recitals to this Agreement.

“Special Committee” has the meaning set forth in the recitals to this Agreement.

“Stockholders’ Meeting” has the meaning set forth in Section 4.2.

“Subsidiary” means, with respect to any specified Person, (a) a corporation of which more than fifty percent (50%) of the voting or capital stock is, as of the time in question, directly or indirectly owned by such Person and (b) any partnership, joint venture, association, or other entity in which such Person, directly or indirectly, owns more than fifty percent (50%) of the equity or economic interest thereof or has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body of such entity.

“Superior Proposal” means any inquiry, proposal or offer from any Person or group of Persons which was not obtained in violation of Section 4.7(a) relating to any merger or consolidation of the Company that would offer all holders of Company Common Stock (other than the offeror and its Affiliates) cash, freely tradable securities listed on a U.S. national securities exchange or a combination thereof, or tender or exchange offer for 100%  of the outstanding shares of Company Common Stock (other than those held by the offeror and its Affiliates), (i) in which ILDE, in its capacity as a stockholder of the Company, is entitled (at its election) to participate, and (ii) which the Company Board or the Special Committee in good faith determines (after considering the advice of its financial advisors and outside counsel and the conditionality and the timing and likelihood of consummation of such proposal and any changes to the terms of this Agreement proposed by ILDE in response to such offer or otherwise) (x) would, if consummated, result in a transaction that is more favorable to the Company and its stockholders, from a financial point of view, than the Transaction and (y) is capable of being, and is reasonably likely to be, completed.

“TASE” means the Tel Aviv Stock Exchange.

“TASE Approval” has the meaning set forth in Section 3.3.

“Transaction” has the meaning set forth in the recitals to this Agreement.

“Units” has the meaning set forth in Section 1.5.

“Warrant” has the meaning set forth in the recitals to this Agreement.

Section 7.6 Interpretation

.  Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a) The Article and Section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

(b) When a reference is made in this Agreement to an Article or a Section, paragraph, Exhibit or Schedule, such reference shall be to an Article or a Section, paragraph, Exhibit or Schedule hereof unless otherwise clearly indicated to the contrary.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(f) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(g) A reference to “$,” “U.S. dollars” or “dollars” shall mean the legal tender of the United States.

(h) A reference to “NIS” shall mean the Israeli New Shekel.

(i) A reference to any period of days shall be deemed to be to the relevant number of calendar days, unless Business Days is specified.

(j) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(k) Unless otherwise defined, a reference to any accounting term shall have the meaning as defined under GAAP.

(l) The parties have participated jointly in the negotiation and drafting of this Agreement (including the Schedules and Exhibits hereto).  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

(m) Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and shall also be deemed to include all rules and regulations promulgated thereunder, and references to all attachments thereto and instruments incorporated therein.

Section 7.7 Third Party Beneficiaries

Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.8 Successors and Assigns

This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns.  Neither the Company nor ILDE may assign this Agreement or any of its rights or liabilities hereunder without the prior written consent of the other party hereto, and any attempt to make any such assignment without such consent will be null and void.  Any such assignment will not relieve the party making the assignment from any liability under this Agreement.

Section 7.9 Severability

The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained herein.

Section 7.10 Governing Law and Jurisdiction

This Agreement, and all claims arising hereunder or relating hereto, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, and each of the parties agrees to submit all disputes hereunder to binding arbitration to take place in London, England.

Section 7.11 Specific Performance

The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transaction, will cause irreparable injury to the other party for which damages, even if available, will not be an adequate remedy.  Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 7.12 Counterparts

.  This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

Section 7.13 Entire Agreement

This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

Section 7.14 Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

GEOGLOBAL RESOURCES INC.

By: /s/ Paul B. Miller
Name:  Paul B. Miller
Title:    President and CEO

THE ISRAEL LAND DEVELOPMENT COMPANY – ENERGY LTD.

By: /s/ Ohad Marani
Name: Ohad Marani
Title:   CEO

EXHIBIT A

Form of Warrant

FORM OF
COMMON STOCK PURCHASE WARRANT

 GEOGLOBAL RESOURCES INC.

Warrant Shares: [_____]                                                                                     Initial Exercise Date: [______]1

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, The Israel Land Development Company – Energy Ltd. or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after [_____]2 (the “Initial Exercise Date”) and on or prior to the close of business on [_____]3 (the “Termination Date”) but not thereafter, to subscribe for and purchase from GeoGlobal Resources Inc., a Delaware corporation (the “Company”), up to [___] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Company Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                           Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase and Exchange Agreement, dated as of November [__], 2011 (the “Agreement”), by and between the Company and the Holder.

Section 2.                           Exercise.

a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto. Within three (3) Business Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is

1    Insert the date that is the six month anniversary of the date of issuance.
2    Insert the date that is the six month anniversary of the date of issuance.
3    Insert the date that is the 12 month anniversary of the Initial Exercise Date.

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specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.30, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder and all of the Warrant Shares are not then registered for resale by Holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Company Common Stock is then listed or quoted on a national securities exchange, the daily volume weighted average price of the Company Common Stock for such date (or the nearest preceding date) on such national securities exchange on which the Company Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Company Common Stock is then listed or quoted on the OTC Bulletin

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Board, the volume weighted average price of the Company Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Company Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Company Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Company Common Stock so reported, or (d) in all other cases, the fair market value of a share of Company Common Stock as determined by an independent appraiser selected by the Company and reasonably acceptable to the Holder.

d) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Business Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”).   The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the aggregate Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.

ii. Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of Holder and upon surrender of this Warrant to the Company, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the 2nd Business Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Company Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Company Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Company Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Company Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi. Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such

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certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental to such assignment to the extent the total transfer taxes are greater than would have been payable on an issuance to the Holder.

vii. Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.                           Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of the Company Common Stock or any other equity or equity equivalent securities payable in shares of Company Common Stock (which, for avoidance of doubt, shall not include any shares of Company Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Company Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Company Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Company Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Company Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Company Common Stock or securities exchangeable or exercisable for or convertible into shares of Company Common Stock (such securities, “Common Stock Equivalents”), at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Company Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating

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conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Company Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance (a) the Exercise Price shall be adjusted to equal the effective price per share in such Dilutive Issuance and (b) the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.  Such adjustment shall be made whenever such Company Common Stock or Common Stock Equivalents are issued.  The Company shall notify the Holder, in writing, no later than the Business Day following the issuance or deemed issuance of any Company Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

c) Subsequent Rights Offerings.  If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Company Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Company Common Stock at a price per share less than the VWAP on the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Company Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Company Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Company Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Company Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than Company Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of

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indebtedness so distributed applicable to one outstanding share of the Company Common Stock as determined by the Company Board in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Company Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Change of Control. If, at any time while this Warrant is outstanding, (i) the Company consummates any merger or consolidation of the Company with or into another Person (other than the Holder or any of its Affiliates) in which the holders of Company Common Stock and other voting securities of the Company immediately before the consummation of such transaction do not control more than 50% of the total voting power of outstanding voting securities of the surviving entity and, with respect to which transaction, the Holder was not offered consideration for this Warrant that is the equivalent of that paid to holders of shares of Company Common Stock, or (ii) any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than the Holder or any of its Affiliates) acquires more than 50% of the total voting power of outstanding voting securities of the Company and, with respect to which transaction, the Holder was not offered consideration for this Warrant that is the equivalent of that paid to holders of shares of Company Common Stock (each a “Change of Control”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Change of Control, at the option of the Holder, the number of shares of Company Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Change of Control by a holder of the number of shares of Company Common Stock for which this Warrant is exercisable immediately prior to such Change of Control.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Company Common Stock in such Change of Control, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Company Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Change of Control.  Notwithstanding anything to the contrary, in the event of a Change of Control that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Change of Control involving a Person not traded on a national securities exchange, including, but not limited to, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Change of Control, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Change of Control.  “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option

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Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the date of consummation of the applicable Change of Control for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Change of Control and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the applicable Change of Control, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Change of Control and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Change of Control and the Termination Date.  The Company shall cause any successor entity in a Change of Control in which the Company is not the surviving entity (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Change of Control and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Company Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Change of Control, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Company Common Stock pursuant to such Change of Control and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Change of Control), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Change of Control, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Control, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Company Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Company Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant

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Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Company Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Company Common Stock, (C) the Company shall authorize the granting to all holders of the Company Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Company Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Company Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Company Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Company Common Stock of record shall be entitled to exchange their shares of Company Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.                           Transfer of Warrant.

a) Transferability.  This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by

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the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.                           Miscellaneous.

a) No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

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The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Company Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the securities exchange upon which the Company Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Agreement.

f) Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant or the Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the

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Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement.

i) Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Company Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Page Follows)

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EXHIBIT A

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GEOGLOBAL RESOURCES INC.
By:__________________________________________ Name: Title:

[Signature Page to Common Stock Purchase Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO:           GEOGLOBAL RESOURCES INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

EXHIBIT A

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:                                           _____________________________

Holder’s Address:                                           _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B

Form of Opinion of U.S. Legal Counsel